UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2004

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principle executive offices) (Zip Code)

404-584-9470
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

Paula G. Rosput, Chairman and Chief Executive Officer of AGL Resources Inc., announced today at the Company’s annual meeting of shareholders that the Public Utility Holding Company Act staff (“Staff”) of the Securities and Exchange Commission (“SEC”) had declined to grant the Company’s request for dispensation in connection with an inadvertent violation of Rule 70(b)(4), an anti-interlock rule promulgated by the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as amended (“PUHCA”).

Rule 70(b)(4) provides, in pertinent part, that where an individual who is an affiliate of an investment banking firm also serves as a member of the board of directors of a registered holding company, the investment banking firm cannot have acted as a managing underwriter for the distribution of securities issued by the registered holding company or its subsidiaries for at least twelve months prior to the individual’s appointment or election to such company’s board of directors.  In July, 2003, Credit Suisse First Boston (USA), Inc. (“CSFB”), a wholly-owned subsidiary of Credit Suisse Group (“Credit Suisse”), served as co-managing underwriter for a public offering of debt securities issued by AGL Capital Corporation, a subsidiary of AGL Resources.  On July 29, 2003, Mr. Thomas D. Bell, Jr., was appointed to AGL Resources’ board of directors (the “Board”).  Mr. Bell is a director of both CSFB and Credit Suisse.

The Staff of the SEC has from time to time granted dispensation under Rule 70 for certain technical violations of Rule 70, and the Company had expected to obtain such a dispensation in the case of Mr. Bell on the grounds that the public offering in which CSFB served as co-managing underwriter was completed prior to Mr. Bell becoming a director, Mr. Bell had no involvement in the offering, his appointment as a director of the Company was unrelated to his affiliation with Credit Suisse and CSFB, and under Rule 70(b)(4) it would be permissible for Mr. Bell to be a director commencing in July of 2004. However, the Staff of the SEC recently informed the Company that it would not grant any dispensation for Mr. Bell to continue his service on the Board between now and July of 2004.

Ms. Rosput announced that as a result of the SEC’s decision, Mr. Bell has resigned from the Board and that, if elected at today’s annual meeting of shareholders, he would be required to decline to serve as a director because of the Rule 70 issue.  In light of the fact that Mr. Bell received more than enough votes to be re-elected to the Company’s Board and that, under Rule 70, Mr. Bell will become eligible to join the Company’s Board this July, the Company’s board of directors has chosen to leave the seat previously held on the Board by Mr. Bell vacant.  It is the current intent of the Board to invite Mr. Bell to re-join the Board in July, 2004 when he first becomes eligible pursuant to Rule 70(b)(4).  If appointed in July, Mr. Bell would be required to stand for re-election at the 2005 annual meeting of shareholders.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number

Description

99

Letter to the AGL Resources Inc. board of directors from Mr. Thomas D. Bell, Jr., dated April 26, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: April 28, 2004	/s/ Richard T. O’Brien
Executive Vice President and Chief Financial Officer